Exhibit 32.1

SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

In connection with the Quarterly Report on Form 10-Q of Dresser, Inc. (“Dresser”) for the period ended March 31, 2005 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dresser as of the dates and for the periods presented in such Report.

Dated: December 20, 2005

/s/ PATRICK M. MURRAY
Patrick M. Murray Chief Executive Officer and Chairman of the Board